Exhibit 99.1

Microbot Medical Achieves Design Freeze of the LIBERTY® Robotic System;

Meets Previously Stated Milestone Timeline

Live Demonstration of the LIBERTY Robotic System is Planned for

January 10th in San Francisco, CA

HINGHAM, Mass., December 15, 2021 – Microbot Medical Inc. (Nasdaq: MBOT) achieved the design freeze objective for the LIBERTY® Robotic System. This milestone demonstrates the continued progress towards the commercialization of the world’s first fully disposable robotic system. The Company’s ability to reach this milestone within the previously stated timeframe reflects the tireless efforts of the Company’s engineering team, along with data compiled from the numerous feasibility animal studies and physician feedback. With the design freeze, in accordance with the Company’s previously provided timeline, the next meaningful milestone is the filing of the pre-submission with the U.S. Food and Drug Administration (FDA) during the first quarter of 2022.

“This critical milestone brings us one step closer to our ultimate goal of commercializing the LIBERTY Robotic System, which has the potential to change the way surgical robotics are viewed, from large capital equipment that burden the healthcare system to a disposable and integrated system in the treatment flow,” commented Harel Gadot, Chairman, CEO and President. “Meeting this meaningful milestone, within the timeframe we previously provided, gives us the confidence we will continue in our path toward commercialization. I want to commend our engineering team for their ingenuity and dedication to executing this milestone on time, as well as the valuable input and partnership by our Scientific Advisory Board (SAB). We are now positioned to pursue additional near-term objectives, including the FDA pre-submission, and securing clinical sites to support any regulatory requirements.”

The Company will be showcasing the LIBERTY® Robotic System during a live presentation in San Francisco, CA on Jan 10th at 9:00 am PT/12pm ET. The Company is also scheduling private meetings on January 10th, 11th and 12th and physicians, industry professionals, analysts and investors that want to view and operate the LIBERTY Robotic System can schedule a meeting by registering at events@microbotmedical.com. Please note that due to limited availability some meeting requests may not be fulfilled.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754